News Release

PolyOne Updates Third-Quarter 2007 Outlook

CLEVELAND– September 28, 2007 - PolyOne Corporation (NYSE: POL) today updated its outlook for the third quarter ending September 30, 2007.

The Company expects third-quarter consolidated sales to increase modestly compared with the third quarter of 2006, despite a marked downturn in building and residential construction.

Aggregate sales for the non-vinyl businesses are projected to grow 6% to 8% compared with the third quarter of 2006, generally in line with the prior outlook provided in the Company’s July 2007 second quarter earnings release. Operating income in aggregate for these businesses is projected to increase significantly from the same period a year ago as a result of expanded gross margin, which, as a percentage of sales, is expected to demonstrate strong year-over-year improvement. Consistent with its first half performance, International Color and Engineered Materials sales and operating income are expected to demonstrate double-digit growth compared with the third quarter 2006, despite a recent inventory correction in the Asian electronics market.

The Vinyl Business segment is expected to experience a 10% to 12% sales decline compared with the third quarter of 2006. This updated estimate reflects a modest reduction to the Company’s prior outlook. Depressed construction market conditions, coupled with raw material cost increases, will materially decrease Vinyl Business segment earnings compared with the third quarter of 2006.

In the Resin and Intermediates segment, PolyOne projects that SunBelt Chlor-alkali margins will remain relatively strong and moderately increase compared with second-quarter 2007 levels. Oxy Vinyls, LP results will no longer be reported following its sale on July 6, 2007.

The Company expects third-quarter “Corporate and eliminations,” excluding non-recurring charges, to be between $10 million and $12 million, in line with the first-half 2007 average.

Additional considerations:

•	In the third quarter of 2006, the Company realized a $6.8 million net benefit from legal settlements and adjustments to related reserves. The Company does not anticipate a similar benefit this year.

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The Company projects that interest expense for the third quarter of 2007 will decline sequentially by approximately $5 million as a result of redeeming the entire $241.4 million outstanding balance of the 2010 Senior Notes in the second and third quarters. The redemptions are expected to result in an annual interest expense savings of approximately $25.6 million.

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The completion of the OxyVinyls divestiture will result in a $31.5 million non-recurring tax benefit in the third quarter from the reversal of deferred tax liabilities. Partially offsetting this benefit will be debt premium costs and the write-off of unamortized debt issuance fees totaling $9.1 million associated with the redemption of the $141.4 million outstanding balance of the Senior Notes.

Third-quarter 2007 Earnings Release and Conference Call

PolyOne intends to release its third-quarter earnings on Monday, October 29, 2007, and host a conference call at 9:00 a.m. Eastern time on Tuesday, October 30, 2007. The conference dial-in number is 800-901-5218 (domestic) or 617-786-4511 (international), passcode 55390604, conference topic: Third-quarter 2007 PolyOne Earnings Conference Call. The replay number is 888-286-8010 (domestic) or 617-801-6888 (international). The passcode for the replay is 23235125. The call will be broadcast live and then be available via replay until Tuesday, November 13, 2007, on the Company’s Web site at www.polyone.com.

About PolyOne

PolyOne Corporation, with 2006 annual revenues of $2.6 billion, is a leading global provider of specialized polymer materials, services and solutions. Headquartered in northeast Ohio, PolyOne has operations in North America, Europe, Asia and Australia, and joint ventures in North America and South America. See www.polyone.com for additional information on PolyOne.

Media Contact:	John Daggett
Director of Corporate Communications
440.930.3162

Investor Contact:	W. David Wilson
Senior Vice President & Chief Financial Officer
440-930-3204

Forward-looking Statements

In this press release, statements that are not reported financial results or other historical information are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give current expectations or forecasts of future events and are not guarantees of future performance. They are based on management’s expectations that involve a number of business risks and uncertainties, any of which could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. You can identify these statements by the fact that they do not relate strictly to historic or current facts. They use words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance and/or sales. In particular, these include statements relating to future actions; prospective changes in raw material costs, product pricing or product demand; future performance; results of current and anticipated market conditions and market strategies; sales efforts; expenses; the outcome of contingencies such as legal proceedings; and financial results. Factors that could cause actual results to differ materially include, but are not limited to:

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the effect on foreign operations of currency fluctuations, tariffs, nationalization, exchange controls, limitations on foreign investment in local businesses and other political, economic and regulatory risks;

•	changes in polymer consumption growth rates within the U.S., Europe or Asia or other countries where PolyOne conducts business;
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changes in global industry capacity or in the rate at which anticipated changes in industry capacity come online in the polyvinyl chloride (PVC), chlor-alkali, vinyl chloride monomer (VCM) or other industries in which PolyOne participates;

•	fluctuations in raw material prices, quality and supply and in energy prices and supply, in particular fluctuations outside the normal range of industry cycles;
•	production outages or material costs associated with scheduled or unscheduled maintenance programs;
•	the cost of compliance with environmental laws and regulations, including any increased cost of complying with new or revised laws and regulations;
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unanticipated developments that could occur with respect to contingencies such as litigation and environmental matters, including any developments that would require any increase in our costs and/or reserves for such contingencies;

•	an inability to achieve or delays in achieving or achievement of less than the anticipated financial benefit from initiatives related to cost reductions and employee productivity goals;
•	an inability to raise or sustain prices for products or services;
•	an inability to maintain appropriate relations with unions and employees in certain locations in order to avoid business disruptions;
•	any change in any agreements with product suppliers to PolyOne Distribution that prohibits PolyOne from continuing to distribute a supplier’s products to customers; and
•	other factors affecting our business beyond our control, including, without limitation, changes in the general economy, changes in interest rates and changes in the rate of inflation.

We cannot guarantee that any forward-looking statement will be realized, although we believe we have been prudent in our plans and assumptions. Achievement of future results is subject to risks, uncertainties and inaccurate assumptions. Should known or unknown risks or uncertainties materialize, or should underlying assumptions prove inaccurate, actual results could vary materially from those anticipated, estimated or projected. Investors should bear this in mind as they consider forward-looking statements.

We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures we make on related subjects in our reports on Form 10-Q, 8-K and 10-K that we provide to the Securities and Exchange Commission. You should understand that it is not possible to predict or identify all risk factors. Consequently, you should not consider any list to be a complete set of all potential risks or uncertainties. (Ref. #92707)

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